FOR IMMEDIATE RELEASE
CONTACT:
Michael Weber
Chief Financial Officer, XRS Corporation
952-707-5600

XRS Corporation Reports Fiscal 2014 Second Quarter Results

Mobile software revenue grew 8 percent in the second quarter of fiscal 2014.
Second quarter results generated free cash flow of $1.0 million.
Non-GAAP earnings of $1.2 million, or $0.04 per diluted share in the second quarter of fiscal 2014.

MINNEAPOLIS, May 8, 2014 — XRS Corporation (NASDAQ:XRSC) reported results for its fiscal 2014 second quarter ended March 31, 2014.

“The acquisition of 90 new mobile customers of various sizes served to highlight the second quarter of fiscal 2014,” said Jay Coughlan, chairman and chief executive officer of XRS Corporation. “Our strategy to provide the best product to all-sized fleets has been validated by the successful implementation of our XRS mobile solution at customers ranging in size and complexity from individual owner-operators to enterprise-sized fleets. We continue to focus on our XRS mobile solution by adding and enhancing functionality, including aligning with strategic third-party providers to meet the industry's integration requirements. This positions us well to continue to be a leader in the mobile revolution."

Second Quarter Results
For the three months ended March 31, 2014, mobile software revenue increased 8 percent, while total software revenue decreased $0.9 million with the comparable fiscal period in 2013. Total revenue was $12.8 million for the three months ended March 31, 2014, compared to $14.5 million for the comparable period in fiscal 2013 as a result of the Company's focus on selling XRS mobile subscriptions, conversions of existing customers and attrition in our legacy subscription base.

Overall gross margin percentage remained consistent at 58 percent for the three months ended March 31, 2014 and 2013. Software gross margins declined 4 percentage points to 70 percent for the three months ended March 31, 2014, compared to the same period in fiscal 2013. The decline is reflective of the Company's commitment to continue to support its legacy solutions while it transitions customers to its mobile solutions.

Selling, general and administrative expenses decreased to $5.1 million, compared to $5.3 million for the comparable period in fiscal 2013. The decrease in selling, general and administrative expenses reflects the Company's commitment to increased operational efficiencies. In addition, the current period reflects

XRS Corporation Releases Fiscal 2014 Second Quarter Results – Page 2

reduced legal expenses as the Company was involved in defending a patent litigation suit in the second quarter of fiscal 2013.

Research and development expenses were $3.1 million and $2.8 million for the second quarter of fiscal 2014 and 2013, respectively. Research and development expenses increased as the Company continued to focus on enhancements to its XRS solution to meet the operational needs of larger, more complex fleets.

The Company reported non-GAAP earnings of $1.2 million, or $0.04 per diluted share for the second quarter of fiscal 2014, compared to non-GAAP earnings of $2.2 million, or $0.08 per diluted share for the same period in fiscal 2013.

Year-to-Date Results
For the six months ended March 31, 2014, mobile software revenue increased 11 percent. Total revenue was $26.1 million for the six months ended March 31, 2014, compared to $28.7 million for the comparable period in fiscal 2013 as a result of a combination of decreased legacy software and hardware systems revenue. Attrition of legacy customers and lower average annual contract values on the XRS mobile solution contributed to the decreased software revenue, whereas the Company's focus on the sale of the no upfront hardware cost XRS mobile solution resulted in decreased hardware systems revenue.

For the for the six months ended March 31, 2014, the Company reported non-GAAP earnings of $3.1 million, or $0.11 per diluted share, compared to $4.4 million, or $0.16 per diluted share, for the comparable period in fiscal 2013.

Balance Sheet Results
Free cash flow of $1.6 million for the six months ended March 31, 2014 contributed to a cash balance of $12.1 million as of March 31, 2014. As of quarter end, the Company also maintained a debt free balance sheet. Working capital increased $1.9 million to $14.9 million as of March 31, 2014, compared to $13.0 million in working capital as of September 30, 2013.

XRS Corporation Releases Fiscal 2014 Second Quarter Results – Page 3

Summary of revenue and gross margins (deficits) is as follows (in thousands, except percentage data):

	For the Three Months Ended		For the Six Months Ended
	March 31,		March 31,
	2014	2013	2014	2013

Revenue:
Software	$10,690	$11,578	$21,598	$23,347
Hardware systems	1,790	2,580	3,921	4,771
Services	310	338	568	573
Total revenue	$12,790	$14,496	$26,087	$28,691

Gross margins (deficits):
Software	70%	73%	70%	74%
Hardware systems	18%	6%	22%	13%
Services	(98%)	(59%)	(104%)	(85%)
Total gross margin	58%	58%	59%	60%

Non-GAAP vs. GAAP Financial Measures
To assist investors in understanding the Company’s financial performance, the Company supplements the financial results that are generated in accordance with the accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures, including non-GAAP earnings, non-GAAP earnings per diluted share, working capital and free cash flow. These non-GAAP financial measures are useful to investors for evaluating the Company’s historical and prospective financial performance, as well as our performance relative to competitors. Management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate its ongoing business operations and to make operating decisions. These non-GAAP financial measures are among the primary factors management uses in planning for and forecasting future period performance. Management believes that these non-GAAP financial measures reflect an additional way of analyzing aspects of the Company’s ongoing operations that, when viewed with our GAAP results, provides a more complete understanding of the factors and trends affecting our business.

The end of this release contains a description of the non-GAAP financial measures and/or a reconciliation of the specific non-GAAP financial measures to the nearest comparable GAAP measures.

About XRS Corporation
XRS Corporation delivers fleet management and compliance software solutions to the trucking industry to help maintain regulatory compliance and reduce operating costs. XRS Corporation is leading the trucking industry's migration to mobile devices for collecting and analyzing compliance and management data. Its mobile solutions have no upfront hardware costs and run on smartphones, tablets and rugged

XRS Corporation Releases Fiscal 2014 Second Quarter Results – Page 4

handhelds. XRS Corporation has sales and distribution partnerships with the major wireless carriers supporting the U.S. and Canadian trucking industries.

Through XRS Corporation's solutions: XRS, Turnpike, XataNet and MobileMax, we serve 107,000 subscriptions through 1,200 customers. Our various solutions help fleet managers, dispatchers and drivers collect, sort, view and analyze data to help reduce costs, increase safety, attain compliance with governmental regulations and improve customer satisfaction.

For more information, visit www.xrscorp.com or call 1-800-745-9282.

Cautionary note regarding forward-looking statements
This announcement includes forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Such statements are based on current expectations, and actual results may differ materially. The forward-looking statements in this announcement are subject to a number of risks and uncertainties including, but not limited to, the possibility of operating losses, the ability to adapt to rapid technological change, the ability of our solutions to be compliant with future regulations, dependence on propriety technology and communication networks owned and controlled by others, the failure to renew contracts or failure to sell additional solutions or services to existing customers, the timely introduction and market acceptance of new products, the ability to fund future research and development activities, the ability to establish and maintain strategic partner relationships and the other factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 (as updated in our subsequent reports filed with the SEC). These reports are available under the “Investors” section of our website at www.xrscorp.com and through the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

XRS Corporation Releases Fiscal 2014 Second Quarter Results – Page 5

XRS Corporation
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
(In thousands, except per share data)	2014	2013	2014	2013

Revenue
Software	$10,690	$11,578	$21,598	$23,347
Hardware systems	1,790	2,580	3,921	4,771
Services	310	338	568	573
Total revenue	12,790	14,496	26,087	28,691

Costs and expenses
Cost of goods sold	5,327	6,046	10,746	11,352
Selling, general and administrative	5,074	5,349	9,933	10,846
Research and development	3,114	2,798	6,008	5,848
Total costs and expenses	13,515	14,193	26,687	28,046

Operating (loss) income	(725)	303	(600)	645
Net interest and other expense	(31)	(29)	(46)	(47)

(Loss) income before income taxes	(756)	274	(646)	598
Income tax (benefit) expense	(25)	98	(6)	103

Net (loss) income	(731)	176	(640)	495

Preferred stock dividends and deemed dividends	(60)	(58)	(120)	(116)

Net (loss) income to common shareholders	$(791)	$118	$(760)	$379

Net income per common share:
Basic	$(0.07)	$0.01	$(0.07)	$0.04
Diluted	$(0.07)	$0.01	$(0.07)	$0.02

Weighted average common and common share equivalents:
Basic	11,041	10,827	10,985	10,818
Diluted	11,041	27,602	10,985	27,479

XRS Corporation Releases Fiscal 2014 Second Quarter Results – Page 6

XRS Corporation
Consolidated Balance Sheets

	March 31,	September 30,
(In thousands)	2014	2013
	(Unaudited)
Current assets
Cash and cash equivalents	$12,138	$10,445
Accounts receivable, net	5,875	6,864
Inventories	1,319	1,710
Deferred product costs	483	625
Prepaid expenses and other current assets	1,135	1,417
Total current assets	20,950	21,061

Equipment and leasehold improvements, net	4,706	5,980
Intangible assets, net	3,561	4,578
Goodwill	15,801	16,640
Deferred product costs, net of current portion	130	213
Other assets	429	667
Total assets	$45,577	$49,139

Current liabilities
Accounts payable	$2,342	$2,885
Accrued expenses	3,211	4,560
Deferred revenue	1,667	1,886
Total current liabilities	7,220	9,331

Deferred revenue, net of current portion	261	496
Other long-term liabilities	18	62
Total liabilities	7,499	9,889

Shareholders' equity
Preferred stock	44,601	44,524
Common stock	111	109
Additional paid-in capital	51,205	50,674
Accumulated deficit	(57,448)	(56,688)
Accumulated other comprehensive (loss) income	(391)	631
Total shareholders' equity	38,078	39,250
Total liabilities and shareholders' equity	$45,577	$49,139

XRS Corporation Releases Fiscal 2014 Second Quarter Results – Page 7

XRS Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended
	March 31,
(In thousands)	2014	2013

Operating activities
Net (loss) income	$(640)	$495
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,354	3,362
Amortization of deferred financing costs	33	33
Deferred income taxes	—	(9)
Loss on sale or disposal of equipment and leased equipment	42	40
Stock-based compensation	400	348
Changes in assets and liabilities:
Accounts receivable, net	1,179	552
Inventories, net	392	1,408
Deferred product costs	225	138
Prepaid expenses and other assets	216	(205)
Accounts payable	(156)	(642)
Accrued expenses and other liabilities	(1,424)	(538)
Deferred revenue	(444)	(735)
Net cash provided by operating activities	3,177	4,247

Investing activities
Purchase of equipment and leasehold improvements	(1,531)	(1,386)
Capitalized software development	(28)	(85)
Proceeds from the sale of equipment	—	16
Net cash used in investing activities	(1,559)	(1,455)

Financing activities
Revolving line of credit	—	(2,300)
Deferred financing costs	(27)	(50)
Proceeds from exercise of options	92	—
Net cash provided by (used in) financing activities	65	(2,350)

Effects of exchange rate on cash	10	7

Increase in cash and cash equivalents	1,693	449

Cash and cash equivalents
Beginning	10,445	7,120
Ending	$12,138	$7,569

XRS Corporation Releases Fiscal 2014 Second Quarter Results – Page 8

XRS Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

Non-GAAP Earnings and Non-GAAP Earnings Per Diluted Share

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
(In thousands, except per share data)	2014	2013	2014	2013

Net (loss) income to common shareholders	$(791)	$118	$(760)	$379

Adjustments:
Depreciation and amortization expense	1,640	1,672	3,354	3,362
Stock-based compensation	342	188	400	348
Net interest expense	11	25	17	41
Preferred stock dividends and deemed dividends	60	58	120	116
Income taxes	(25)	98	(6)	103
Other	—	50	—	50
Total adjustments	2,028	2,091	3,885	4,020

Non-GAAP earnings	$1,237	$2,209	$3,125	$4,399

Non-GAAP earnings per diluted share	$0.04	$0.08	$0.11	$0.16

Shares used in calculating non-GAAP earnings per diluted share	28,743	27,602	28,713	27,479

Working Capital

	March 31,	September 30,
(In thousands)	2014	2013

Current assets	$20,950	$21,061
Current liabilities	(7,220)	(9,331)
Net current assets	13,730	11,730
Current portion of deferred revenue net deferred costs	1,184	1,261
Working capital	$14,914	$12,991

XRS Corporation Releases Fiscal 2014 Second Quarter Results – Page 9

XRS Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

Free Cash Flow

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2014	2013	2014	2013

Net cash provided by operating activities	$1,813	$2,065	$3,177	$4,247
Net cash used in investing activities:
Purchase of equipment and leasehold improvements	(337)	(110)	(520)	(224)
Purchase of Relay assets	(460)	(663)	(1,011)	(1,162)
Capitalized software development	(28)	(85)	(28)	(85)
Proceeds from the sale of equipment	—	9	—	16
Net cash used in investing activities	(825)	(849)	(1,559)	(1,455)

Free cash flow	$988	$1,216	$1,618	$2,792